EXHIBIT 10.10

CoolSavings Inc.	Insertion Order
360 N. Michigan Ave., 19th floor, Chicago, IL 60601	#200502196
phone (312) 224-5000 fax (312) 053-0436

1 Advertiser Information		2 Billing (Customer) Information				3 CoolSavings Contacts
Business Name	Lifederma	Business Name	Amerikal Nutraceutical Corporation			Sales Rep	Andy Cooper

Contact Name	See Billing Info	Contact Name	Cort St. George			Phone	312-224-5530 Fax 312-853-0436

Address		Address	17751 Mitchell Avenue			e-mail	acooper@coolsavings.com

City		City	Irvine

State	Zip	State	CA	Zip	92612	Account Manager	Candice

Phone	Fax	Phone	949-510-8697	Fax	949-486-6688	Phone	312-224-5000 Fax 312-853-0435

e-mail		e-mail	cortst711@aol.com			e-mail

CoolSavings, Inc. Service

[#]	start date	end date	product ID	product name	rate	volume	volume discount		net rate	total cost
							%	$

1	3/1/2005	4/29/2005	130305	Solo Targeted E-mail - Performance Based	$25.00	TBD		TBD	$25.00	TBD

2	3/1/2005	4/29/2005	130311	Solo Targeted E-mail CPA Test	$500.00	1			$500.00	$500.00

								Grand Total		$500.00

Additional Information/Targeting: [1] EIM email test and possible rollout. CSI to get $25 per sale of Lifederm product via online or customer service phone center from CSI email redirect. Rollouts based on EIM results. Customer may not cancel advertising for an
e-mail less than 3 business days prior to the scheduled transmission date. In addition, Customer may not change or substitute copy, graphics or URLs less than 3 business days before transmission date for an e-mail. Any violation of the aforementioned requirements shall result in Customer paying to CoolSavings, as liquidated damages and not as a penalty for early termination, an amount equal to the greater of (i) $10,000, or (ii) 75% of the contracted-for amount. A fee of 75% of the contracted amount will also be charged if Customer fails to provide copy, graphics, address exclusion file and/or URLs at least 3 business days before the transmission date, thereby causing the mailing to be re-scheduled.; [2] CoolSavings will test the e-mail offer according to its then-current standards. CoolSavings shall determine, in its sole discretion, the frequency and volume of the e-mails that will roll out after such test. In the event that Customer’s e-mail performs well enough to earn an e-mail roll out, the $500 test fee shall be credited towards the amount owed by Customer for the e-mail roll out.

Services will be rendered in accordance with CoolSavings’ Product Summary for each such service, which Product Summary is incorporated herein by reference.

This Insertion Order is issued pursuant to an Advertising located at http://legal.coolsavings.com/advertiser, unless a fully executed Advertising Agreement is attached to this Insertion Order or already on file with CoolSavings (in which case this Insertion Order is subject to the terms of such other Advertising Agreement).

/s/ Herrie Tantono	3/4/2005	/s/ Christine McNicholas	3/9/2005
Signed for the advertiser		Signed for CoolSavings

Herrie Tantono		Christine McNicholas
Name (Print)		Name (Print)

President		SVP Sales, and Client Service
Title		Title

This Insertion Order is not effective unless signed by an authorized person from CoolSavings, Inc. Date reserved pending confirmation within two business days.

F O R  S A L E S  O F F I C E  U S E  O N L Y

Region	Category			Acct ID	New Adv	Targeting Info Attached	Account Type	RVP SO	PMSO Sn
West	Personal & Professional Services			3	Yes	No	DotCom	HB

Lead Generation			Pixel	Pixel Type				Sales Window	OC
☐ CSI	☐ Network	☐ PD	Yes	☒ Page Count		☐ Sale Count	☐ Sale Value	days
					ACp 67|HC 33			Cr. app 3/3/05